Exhibit 99.1

CVG REPORTS SECOND QUARTER 2021 RESULTS

Quarterly Sales of $257.9 million, EPS $0.16, Adjusted EPS $0.33

Estimated $129 million of Net New Annualized Business Secured Year to Date

NEW ALBANY, OHIO (August 3, 2021) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its second quarter ended June 30, 2021.

Second Quarter 2021 Highlights (Compared with prior-year period, where comparisons are noted)
•Revenue of $257.9 million, up 103.3% and up sequentially 5.2% from the record Q1 2021 revenue. The increase year over year is primarily driven by a very weak Covid impacted Q2 2020 comparable, new business wins in Warehouse Automation and demand growth in North American OEM truck.
•Operating Income of $16.3 million, up $26.8 million primarily due to a very weak Covid-impacted Q2 2020 comparable and higher sales volume in Q2 2021.
•Adjusted operating income of $16.6 million, up $20.2 million due to higher sales volume and an improved cost structure driven by 2020 restructuring actions.
•Net income of $5.1 million, or $0.16 per diluted share. Excluding debt refinancing and other costs, adjusted net income was $10.7 million, or $0.33 per diluted share, an increase of $0.57 per share.
•Adjusted EBITDA of $21.6 million, up $20.4 million due to higher sales volumes when compared to a very weak Covid impacted Q2 2020 comparable, lower costs and improved sales mix.
•Warehouse automation revenues grew to $52.3 million, representing 20.3% of consolidated sales in Q2 2021.
•Estimated $129.0 million of net new annualized business secured year to date, driven by electric vehicle platform wins as well as wins in warehouse automation, recreation and specialty vehicle markets.
•During the quarter, the Company refinanced its debt with a new bank group with a flexible design that enables us to have up to $200 million of borrowing capacity and reduction of interest expense by $3.1 million per quarter, on a full quarter basis. This is a major milestone in our business transformation program.

Harold Bevis, President and Chief Executive Officer of CVG, said, “Our results are continuing confirmation that our strategic initiatives to transform CVG into a secular growth business are taking hold. We are diversifying our customer base and expanding our end market coverage to mitigate cyclicality as we strive to transform CVG into a secular growth business. This transformation is being driven by Warehouse Automation which delivered 25% sequential growth and now represents 20% of total Company sales in the second quarter. We are also having strong success winning new business in the Electric Vehicle sector with multiple new wins and new products in the quarter across our business portfolio in this important end market. Currently, we are working with 25 electric vehicle OEM’s on 52 opportunities and believe we are well positioned for the transition in to electric vehicles away from internal combustion engine vehicles. Year to date, we have achieved approximately

$129.0 million of net new annualized business awards; a majority of which are in the EV sector and, we believe, provides visibility for future revenue growth.”

Chris Bohnert, Chief Financial Officer, commented, "While we continued to deliver record results in the second quarter, we also remained focused on driving financial flexibility and improved operational gains. During the quarter, we refinanced our debt which saved us $2.5 million compared to the prior year period and will provide $3.1 million of interest savings, on a full quarter basis. This refinancing also provides flexibility to invest in our strong sales growth and new business opportunities. Our margins will remain a focus in the second half of the year as we continue to implement actions such as material substitutions, increased supplier communications and production schedule adjustments to overcome material and labor shortages and commodity cost pressures we are experiencing.”

Second Quarter Financial Results
(amounts in millions except per share data and percentages)

	Second Quarter
	2021	2020	$ Change	% Change
Revenues	$257.9	$126.9	$131.0	103.3%
Gross profit	$34.4	$6.5	$27.9	429.2%
Gross margin	13.3%	5.1%
Adjusted gross profit [1]	$34.4	$8.5	$25.9	304.7%
Adjusted gross margin [1]	13.3%	6.7%
Operating income (loss)	$16.3	$(10.5)	$26.8	NM [2]
Operating margin	6.3%	(8.3)%
Adjusted operating income (loss) [1]	$16.6	$(3.6)	$20.2	NM [2]
Adjusted operating margin [1]	6.4%	(2.8)%
Net income (loss)	$5.1	$(12.5)	$17.6	NM [2]
Adjusted net income (loss) [1]	$10.7	$(7.3)	$18.0	NM [2]
Earnings (loss) per share, diluted	$0.16	$(0.40)	$0.56	NM [2]
Adjusted earnings (loss) per share, diluted [1]	$0.33	$(0.24)	$0.57	NM [2]
Adjusted EBITDA [1]	$21.6	$1.2	$20.4	1700.0%
Adjusted EBITDA margin [1]	8.4%	1.0%
[1] See Appendix A for GAAP to Non-GAAP reconciliation
[2] Not meaningful

Consolidated Results of Operations
Second Quarter 2021 Results
•Second quarter 2021 revenues were $257.9 million compared to $126.9 million in the prior year period, an increase of 103.3%. The increase in revenues is primarily driven by a very weak Covid impacted Q2 2020 comparable, new business wins in Warehouse Automation and demand growth in North American OEM truck. Foreign currency translation also favorably impacted second quarter of 2021 revenues by $6.8 million, or by 5.4%.
•Operating income for the second quarter of 2021 was $16.3 million compared to an operating loss of $10.5 million in the prior year period. The increase in operating income is primarily attributable to higher sales volume and an improved cost structure. The second quarter of 2021 adjusted operating income was $16.6 million, excluding special charges.
•Interest associated with debt and other expenses was $2.8 million and $5.3 million for the second quarter ended June 30, 2021 and 2020, respectively. The decrease in interest was primarily the result of the refinancing of the company's debt on April 30, 2021.

•Net income was $5.1 million, or $0.16 per diluted share, for the second quarter of 2021 compared to a net loss of $12.5 million, or $(0.40) per diluted share, in the prior year period. Net income included a $7.2 million charge (on a pre-tax basis) for the debt refinancing occurring in the quarter.

At June 30, 2021, the Company had $35.5 million outstanding borrowings on its revolving credit facility, $41.0 million of cash and $88.1 million of availability from the revolving credit facility, resulting in total liquidity of $129.1 million.

Segment Results

Electrical Systems Segment

Second Quarter 2021 Results
•Revenues for the Electrical Systems segment in the second quarter 2021 were $175.1 million compared to $74.2 million in the prior year period, an increase of 136.0% primarily as a result of a very weak Covid impacted Q2 2020, business growth in warehouse automation and improved demand in the global wire harness business, especially construction equipment. Foreign currency translation favorably impacted second quarter 2021 revenues by $2.7 million, or by 3.6%.
•Operating income for the second quarter of 2021 was $18.6 million compared to operating loss of $6.2 million in the prior year period. The increase in operating income was primarily attributable to increased sales due to a very weak Covid impacted Q2 2020.

Global Seating Segment

Second Quarter 2021 Results
•Revenues for the Global Seating segment in the second quarter of 2021 were $84.9 million compared to $53.9 million in the prior year period, an increase of 57.6% due to a very weak Covid impacted Q2 2020 and the improving global commercial vehicle end markets, particularly in Asia Pacific and Europe. Foreign currency translation favorably impacted second quarter 2021 revenues by $4.1 million, or by 7.7%.
•Operating income for the second quarter of 2021 was $5.0 million compared to $1.5 million in the prior year period. The increase in operating income was primarily attributable to higher sales volume due to a very weak Covid impacted Q2 2020.

2021 Demand Outlook
The demand outlook for the Company's key markets are favorable.
•According to a July 2021 report by ACT Research, a publisher of industry market research, 2020 North American Class 8 truck build production was 214,250 units and Class 5-7 production was 223,721 units. 2021 North American Class 8 truck production levels are expected to be at 314,000 units and Class 5-7 production are expected to be at 250,000 units. This outlook supports demand for the Company’s vehicle products.
•The demand outlook for the Company’s entrance into the electric vehicle market is favorable. Many global electric vehicle platforms are underway across the spectrum of vehicle types. Adoption rates are forecast to increase and supports continuance of the Company's efforts aimed at partnering with Electric Vehicle makers to help them develop and produce these vehicles and make use of the Company’s full product basket of the following: entire electrical systems for the chassis and powertrain, seating solutions, headliners, interior trim, mirrors, wipers, floor mats, and road sensors.
•The demand outlook for the Company’s warehouse automation products is favorable. According to LogisticsIQ, demand for warehouse automation products is expected to grow approximately 14% annually through 2026. This outlook supports demand for the Company's warehouse automation products.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A & B to this release.

Conference Call

A conference call to discuss this press release is scheduled for Wednesday, August 4, 2021, at 10:00 a.m. ET. Management intends to reference the Q2 2021 Earnings Call Presentation during the conference call. To participate, dial (833) 235-5650 using conference code 6090559. International participants dial (647) 689-4139 using conference code 6090559.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (800) 585-8367 using access code 6090559 and international callers can dial (416) 621-4642 using access code 6090559.

Company Contact

Christopher H. Bohnert
Chief Financial Officer
CVG
IR@cvgrp.com

About CVG

CVG is a global provider of components and assemblies into two primary end markets – the global vehicle market and the U.S. technology integrator markets. The company provides components and assemblies to global vehicle companies to build original equipment and provides aftermarket products for fleet owners. The company also provides mechanical assemblies to warehouse automation integrators and to U.S. military technology integrators.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, including the short-term and long-term impact of the COVID-19 pandemic on our business, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction equipment business, the Company’s prospects in the wire harness, warehouse automation and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months and Six Months Ended June 30, 2021 and 2020
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues	$257,941	$126,896	$503,063	$314,001
Cost of revenues	223,573	120,421	437,574	287,223
Gross profit	34,368	6,475	65,489	26,778
Selling, general and administrative expenses	18,039	16,840	33,757	34,799
Goodwill and other impairment	—	150	—	29,017
Operating income (loss)	16,329	(10,515)	31,732	(37,038)
Other (income) expense	(285)	(205)	(941)	536
Interest expense	2,818	5,309	7,859	9,933
Loss on extinguishment of debt	7,155	—	7,155	—
Income (loss) before provision for income taxes	6,641	(15,619)	17,659	(47,507)
Provision (benefit) for income taxes	1,546	(3,122)	4,074	(10,416)
Net income (loss)	$5,095	$(12,497)	$13,585	$(37,091)
Earnings (loss) per Common Share:
Basic	$0.16	$(0.40)	$0.43	$(1.20)
Diluted	$0.16	$(0.40)	$0.42	$(1.20)
Weighted average shares outstanding:
Basic	31,458	30,890	31,361	30,848
Diluted	32,674	30,890	32,654	30,848

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	June 30, 2021	December 31, 2020
Current assets:
Cash	$40,971	$50,503
Accounts receivable, net of allowances of $610 and $644, respectively	202,058	151,101
Inventories	128,319	91,247
Other current assets	21,650	17,686
Total current assets	392,998	310,537
Property, plant and equipment, net	61,262	62,776
Intangible assets, net	20,028	21,804
Deferred income taxes	24,678	25,981
Other assets, net	30,989	33,275
Total assets	$529,955	$454,373
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$141,797	$112,402
Accrued liabilities and other	46,501	50,056
Current portion of long-term debt	7,500	2,429
Total current liabilities	195,798	164,887
Long-term debt	177,225	144,147
Pension and other post-retirement benefits	13,909	15,296
Other long-term liabilities	31,386	34,673
Total liabilities	$418,318	$359,003
Stockholders’ equity:
Preferred stock, $0.01 par value (5,000,000 shares authorized; no shares issued and outstanding)	$—	$—
Common stock, $0.01 par value (60,000,000 shares authorized; 31,569,749 and 31,249,811 shares issued and outstanding respectively)	316	313
Treasury stock, at cost: 1,567,654 and 1,560,623 shares, respectively	(11,966)	(11,893)
Additional paid-in capital	252,478	249,312
Retained deficit	(83,771)	(97,356)
Accumulated other comprehensive loss	(45,420)	(45,006)
Total stockholders’ equity	111,637	95,370
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$529,955	$454,373

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended June 30,
	Electrical Systems		Global Seating		Corporate / Other		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Revenues
External revenues	$174,104	$73,498	$83,837	$53,398	$—	$—	$257,941	$126,896
Intersegment revenues	1,000	712	1,061	464	(2,061)	(1,176)	—	—
Total revenues	$175,104	$74,210	$84,898	$53,862	$(2,061)	$(1,176)	$257,941	$126,896
Gross profit	23,776	1,144	10,594	5,345	(2)	(14)	34,368	6,475
Selling, general & administrative expenses	5,224	7,309	5,611	3,810	7,204	5,721	18,039	16,840
Goodwill and other impairment	—	—	—	—	—	150	—	150
Operating income (loss)	$18,552	$(6,165)	$4,983	$1,535	$(7,206)	$(5,885)	$16,329	$(10,515)

	Six Months Ended June 30,
	Electrical Systems		Global Seating		Corporate / Other		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Revenues
External revenues	$333,792	$184,665	$169,271	$129,336	$—	$—	$503,063	$314,001
Intersegment revenues	3,554	1,643	6,721	506	(10,275)	(2,149)	—	—
Total revenues	$337,346	$186,308	$175,992	$129,842	$(10,275)	$(2,149)	$503,063	$314,001
Gross profit	44,048	12,090	21,482	14,714	(41)	(26)	65,489	26,778
Selling, general & administrative expenses	10,627	11,989	10,955	8,733	12,175	14,077	33,757	34,799
Goodwill and other impairment	—	23,415	—	4,809	—	793	—	29,017
Operating income (loss)	$33,421	$(23,314)	$10,527	$1,172	$(12,216)	$(14,896)	$31,732	$(37,038)

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Gross profit	$34,368	$6,475	$65,489	$26,778
Restructuring	—	2,021	—	2,152
Adjusted gross profit	$34,368	$8,496	$65,489	$28,930
% of revenues	13.3%	6.7%	13.0%	9.2%

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Operating income (loss)	$16,329	$(10,515)	$31,732	$(37,038)
Restructuring	—	2,944	—	3,115
Deferred consideration purchase accounting	120	3,461	368	3,461
Investigation	200	408	394	2,784
CEO transition	—	—	—	2,256
Impairment of goodwill and long-lived assets	—	150	—	29,017
Total operating income (loss) adjustments	320	6,963	762	40,633
Adjusted operating income (loss)	$16,649	$(3,552)	$32,494	$3,595
% of revenues	6.5%	(2.8)%	6.5%	1.1%

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss)	$5,095	$(12,497)	$13,585	$(37,091)
Operating income (loss) adjustments	320	6,963	762	40,633
Loss on extinguishment of debt	7,155	—	7,155	—
Adjusted (benefit) provision for income taxes[1]	(1,869)	(1,741)	(1,979)	(10,158)
Adjusted net income (loss)	$10,701	$(7,275)	$19,523	$(6,616)

Diluted EPS	$0.16	$(0.40)	$0.42	$(1.20)
Adjustments to diluted EPS	$0.17	$0.16	$0.18	$0.99
Adjusted diluted EPS	$0.33	$(0.24)	$0.60	$(0.21)
1.Reported Tax (Benefit) Provision adjusted for tax effect of special charges at 25%

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss)	$5,095	$(12,497)	$13,585	$(37,091)
Interest expense	2,818	5,309	7,859	9,933
Provision (benefit) for income taxes	1,546	(3,122)	4,074	(10,416)
Depreciation expense	3,807	3,729	7,588	7,509
Amortization expense	859	856	1,720	1,716
Impairment of goodwill and long-lived assets	—	150	—	29,017
EBITDA	$14,125	$(5,575)	$34,826	$668
% of revenues	5.5%	(4.4)%	6.9%	0.2%

EBITDA adjustments
Restructuring	$—	$2,944	$—	$3,115
Deferred consideration purchase accounting	120	3,461	368	3,461
Investigation	200	408	394	2,784
CEO transition	—	—	—	2,256
Loss on extinguishment of debt	7,155	—	7,155	—
Adjusted EBITDA	$21,600	$1,238	$42,743	$12,284
% of revenues	8.4%	1.0%	8.5%	3.9%

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix B: Segment Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except percentages)

	Three Months Ended June 30, 2021
	Electrical Systems	Global Seating	Corporate	Total
Operating income (loss)	$18,552	$4,983	$(7,206)	$16,329
Deferred consideration purchase accounting	120	—	—	120
Investigation	—	—	200	200
Adjusted operating income (loss)	$18,672	$4,983	$(7,006)	$16,649
% of revenues	10.7%	5.9%		6.5%

	Six Months Ended June 30, 2021
	Electrical Systems	Global Seating	Corporate / Other	Total
Operating income (loss)	$33,421	$10,527	$(12,216)	$31,732
Deferred consideration purchase accounting	368	—	—	368
Investigation	—	—	394	394
Adjusted operating income (loss)	$33,789	$10,527	$(11,822)	$32,494
% of revenues	10.0%	6.0%		6.5%

	Three Months Ended June 30, 2020
	Electrical Systems	Global Seating	Corporate / Other	Total
Operating income (loss)	$(6,165)	$1,535	$(5,885)	$(10,515)
Deferred consideration purchase accounting	3,461	—	—	3,461
Restructuring	1,986	546	412	2,944
Investigation	—	—	408	408
Impairment of goodwill and long-lived assets	—	—	150	150
Adjusted operating income (loss)	$(718)	$2,081	$(4,915)	$(3,552)
% of revenues	(1.0)%	3.9%		(2.8)%

	Six Months Ended June 30, 2020
	Electrical Systems	Global Seating	Corporate / Other	Total
Operating income (loss)	$(23,314)	$1,172	$(14,896)	$(37,038)
Deferred consideration purchase accounting	3,461	—	—	3,461
Restructuring	1,986	677	452	3,115
Investigation	—	—	2,784	2,784
CEO transition	—	—	2,256	2,256
Impairment of goodwill and long-lived assets	23,415	4,809	793	29,017
Adjusted operating income (loss)	$5,548	$6,658	$(8,611)	$3,595
% of revenues	3.0%	5.1%		1.1%

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.